UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 2, 2015

COVANTA HOLDING CORPORATION

(Exact name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

1-6732		95-6021257
(Commission File Number)		(IRS Employer Identification No.)

445 South Street, Morristown, NJ	07960
(Address of principal executive offices)	(Zip Code)

(862) 345-5000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 2, 2015, Covanta Holding Corporation (the “Company”) announced that Michael J. de Castro has been appointed as the Executive Vice President, Supply Chain of the Company, effective July 13, 2015 (the “Effective Date”), reporting directly to Stephen J. Jones, the Company’s President and Chief Executive Officer. In Mr. de Castro’s position, he will have overall responsibility for establishing the direction, strategy and execution of global supply chain and operations for the Company.

Mr. de Castro, age 52, is currently the fulfillment director in the Performance Materials Division of Air Products and Chemicals, Inc. (NYSE: APD) (“Air Products”), a global supplier of industrial gases, equipment and services located in Allentown, Pennsylvania, a position he has held since October 2014. From January 2013 until September 2014, Mr. de Castro served as director, global operations strategic development for Air Products. Mr. de Castro joined Air Products in 2006 serving in various operations capacities including director, operations-Americas Merchant Gases from 2007 until June 2010 when he left Air Products to become chief executive officer of Interstate Waste Services, Inc. (“Interstate”) from July 2010 until September 2012. Interstate, located in Basking Ridge, New Jersey, is an environmental services company engaged in the collection, recycling, transportation, and disposal of non-hazardous solid waste in the eastern United States. From 1989 to 2005, Mr. de Castro was employed by American Ref-Fuel Company, a waste-to-energy company acquired in 2005 by the Company. Mr. de Castro received a B.S. degree in mechanical engineering from the University of Alabama in 1984 and an M.B.A. from Boston University in 2002.

In connection with his appointment, Mr. de Castro has agreed to the terms of an offer letter (the “Offer Letter”) dated May 12, 2015 providing for (i) an annual base salary of $335,000 subject to annual review; (ii) participation in the Company’s 2015 annual cash bonus program with a target bonus (at 100% of target) of up to 65% of base salary (prorated for a partial year); the bonus may be higher (up to 200% of target) or lower depending on Mr. de Castro’s overall performance and the results against annual performance objectives approved by the Compensation Committee of the Board of Directors (the “Board”) of the Company; (iii) eligibility to participate in all equity programs approved by the Compensation Committee of the Board; (iv) an initial restricted stock grant under the Company’s Equity Award Plan with a value of approximately $120,000 vesting pro rata over four years and granted on the Effective Date; (v) a cash signing bonus of $50,000, less any applicable taxes and reimbursable to the Company should Mr. de Castro not remain with the Company for at least twelve months; and (vi) the Company’s standard executive employee benefits. Mr. de Castro will also participate in the Company’s Severance Plan for Senior Executives (the “Severance Plan”).

The above description of the Offer Letter is a summary and is qualified in its entirety by the Offer Letter which is attached to this Form 8-K as Exhibit 10.1 and is incorporated herein by reference. For further information on the Company’s Severance Plan, annual cash bonus program, and Equity Award Plan and related agreements, see “Executive Compensation” in the Company’s 2015 Proxy Statement filed with the Securities and Exchange Commission on March 25, 2015.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired—Not Applicable

(b)	Pro Forma Financial Information—Not Applicable

(c)	Shell Company Transactions—Not Applicable

(d)	Exhibits

Exhibit No.	Exhibit

10.1	Offer Letter dated May 12, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: June 2, 2015

COVANTA HOLDING CORPORATION

By:	/s/ Timothy J. Simpson

Name:	Timothy J. Simpson
Title:	Executive Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Offer Letter dated May 12, 2015